UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROFUSA, INC.

(Name of Registrant as Specified in its Charter)

_____________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

PROFUSA, INC.

626 Bancroft Way, Suite A

Berkeley, CA 94710

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2026

November [•], 2026

Dear Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Profusa, Inc. (the “Company”), which will be held on December 11, 2026, beginning at 10:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be held at www.virtualshareholdermeeting.com/PFSA2026SM2. You will be able to attend, vote and examine the list of stockholders entitled to vote at the Special Meeting by visiting the meeting website and entering the sixteen-digit control number found on your proxy card. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or by using the Internet.

The sole purpose of the Special Meeting is to consider and vote upon the following proposals:

1.      Stock Issuance Proposal:    To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing more than 19.99% of the shares of Common Stock outstanding, upon conversion of shares of the Company’s Series A Non-Voting Convertible Preferred Stock issued or issuable pursuant to the Exchange Agreements and the Subscription Agreements entered into in connection with the Company’s debt reorganization, each as described in the accompanying Proxy Statement (the “Stock Issuance Proposal”);

2.      Reverse Stock Split Proposal:    To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board of Directors, effect one or more reverse stock splits of the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at any time and from time to time prior to or on December 11, 2028, at a ratio in the range of 1-for-2 to 1-for-200, provided that the aggregate of all such splits will not exceed a ratio of 1-for-200, with the exact ratio and timing to be determined by the Board of Directors (or any of its delegated authorized persons) in its discretion without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”) (the form of which is included as Appendix A to the accompanying Proxy Statement); and

3.      Adjournment Proposal:    To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the foregoing proposals (the “Adjournment Proposal”).

The Board of Directors has fixed the close of business on November 20, 2026 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of the Common Stock at the close of business on that date are entitled to have their votes counted at the Special Meeting or any adjournment or postponement thereof.

After careful consideration of all relevant factors, the Board of Directors has unanimously determined that each of the Stock Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal is advisable and in the best interests of the Company and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each proposal.

Enclosed is the Proxy Statement containing detailed information concerning the proposals. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully, including the section entitled “Risk Factors Relating to the Proposals,” and vote your shares. On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

By Order of the Board of Directors
/s/
Jack Stover
Chairman of the Board and Chief Executive Officer

On August 17, 2026, the Company effected a reverse stock split of all outstanding shares of Common Stock at a ratio of 1-for-4 (the “August Reverse Stock Split”). Unless the context expressly indicates otherwise, all references to share and per share amounts in the accompanying Proxy Statement give effect to the August Reverse Stock Split.

Your vote is important.    If you are a stockholder of record, please vote online or by telephone, or sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have no effect on the outcome of any of the proposals, assuming a quorum is present. An abstention will have the same effect as a vote “AGAINST” the Stock Issuance Proposal and the Adjournment Proposal and will have no effect on the outcome of the Reverse Stock Split Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on December 11, 2026: This Notice of Special Meeting and the accompanying Proxy Statement are available at www.proxyvote.com.

This Proxy Statement is dated November [•], 2026 and is first being made available to stockholders on or about November [•], 2026.

PROXY STATEMENT — TABLE OF CONTENTS

i

PROXY STATEMENT

This Proxy Statement contains information related to the Special Meeting of Stockholders (the “Special Meeting”) of Profusa, Inc. to be held on December 11, 2026 at 10:00 a.m. Eastern Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. We are planning to hold the Special Meeting virtually at www.virtualshareholdermeeting.com/PFSA2026SM2. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Profusa, Inc. (the “Company”). The proxy materials relating to the Special Meeting will first be made available to stockholders entitled to vote at the Special Meeting on or about [•], 2026.

A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 626 Bancroft Way, Suite A, Berkeley, California 94710, during normal business hours for ten days prior to the Special Meeting (the “Stockholder List”). Our proxy materials, including this Proxy Statement, are also available on the Internet at www.proxyvote.com.

In this Proxy Statement, the terms the “Company,” “Profusa,” “we,” “us,” and “our” refer to Profusa, Inc. The mailing address of our principal executive offices is Profusa, Inc., 626 Bancroft Way, Suite A, Berkeley, California 94710.

On August 17, 2026, the Company effected a reverse stock split of all of our outstanding shares of Common Stock at a ratio of 1-for-4 (the “August Reverse Stock Split”). The August Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. Unless the context expressly indicates otherwise, all references to share and per share amounts in this Proxy Statement give effect to the August Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Special Meeting and the proposals to be presented at the Special Meeting. They may not include all of the information that is important to you. We urge you to read carefully this entire Proxy Statement, including the Appendices.

Why are we calling this Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders of the following proposals:

•        Proposal One — Stock Issuance Proposal:    A proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), representing more than 19.99% of the shares of Common Stock outstanding, upon conversion of shares of our Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued or issuable pursuant to (i) the Exchange Agreements, each dated as of August 12, 2026, between the Company and the holders of certain of our outstanding promissory notes and convertible notes (the “Exchange Agreements”), and (ii) the Series A Preferred Stock Subscription Agreements, dated as of various dates in August 2026, between the Company and certain service providers to which the Company owed fees (the “Subscription Agreements” and, together with the Exchange Agreements, the “Transaction Agreements”), in each case entered into in connection with the Company’s debt reorganization (the “Stock Issuance Proposal” or “Proposal One”);

•        Proposal Two — Reverse Stock Split Proposal:    A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to, at the discretion of the Board, effect one or more reverse stock splits of our issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at any time and from time to time prior to or on December 11, 2028, at a ratio in the range of 1-for-2 to 1-for-200 (the “Range”), provided that the aggregate of all such splits will not exceed a ratio of 1-for-200, with the exact ratio and timing of any such split to be determined by the Board (or any of its delegated authorized persons) in its discretion without further approval or authorization of our stockholders (each, a “Reverse Stock Split,” and such proposal, the “Reverse Stock Split Proposal” or “Proposal Two”) (the form of which is included as Appendix A to this Proxy Statement); and

•        Proposal Three — Adjournment Proposal:    A proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the foregoing proposals (the “Adjournment Proposal” or “Proposal Three”).

What are the Board’s recommendations?

Our Board believes that each of the proposals is advisable and in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” the Stock Issuance Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

Why is the Company seeking stockholder approval of the Stock Issuance Proposal?

Our Common Stock is listed on The Nasdaq Capital Market, and we are therefore subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the “Minimum Price” (as defined below). Under the Certificate of Designation governing the Series A Preferred Stock and the Transaction Agreements, the Series A Preferred Stock may not be converted into Common Stock unless and until our stockholders approve the conversion. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued pursuant to the Transaction Agreements substantially exceeds 19.99% of our outstanding Common Stock. See “Proposal One — Stock Issuance Proposal.”

What happens if the Stock Issuance Proposal is not approved?

If the Stock Issuance Proposal is not approved, the Series A Preferred Stock issued pursuant to the Transaction Agreements will not be convertible into Common Stock and will remain outstanding. Under the Exchange Agreements, we would be required to hold an additional stockholder meeting every ninety (90) days until stockholder approval is obtained, which would result in substantial additional costs. In addition, if stockholder approval has not been obtained by the date that is eighteen (18) months after issuance and the Company is unable or otherwise fails to deliver shares of Common Stock upon conversion, holders of the Series A Preferred Stock may elect to require the Company to redeem their shares for cash at a price equal to the then-fair market value of the Common Stock issuable upon conversion. See “Risk Factors Relating to the Proposals.”

Why is the Company seeking stockholder approval of the Reverse Stock Split Proposal?

The Board is seeking authority to effect one or more Reverse Stock Splits in order to help the Company regain and maintain compliance with the minimum bid price requirement and other continued listing requirements of The Nasdaq Capital Market, and to increase the per share trading price of our Common Stock to enhance liquidity and facilitate future financings. See “Proposal Two — Reverse Stock Split Proposal.”

Will a Reverse Stock Split change my percentage ownership of the Company?

No. A Reverse Stock Split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except for immaterial changes resulting from the treatment of fractional shares. However, the issuance of Common Stock upon conversion of the Series A Preferred Stock if the Stock Issuance Proposal is approved would dilute the percentage ownership of our existing stockholders, whether or not a Reverse Stock Split is effected.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on November 20, 2026 (the “Record Date”) are entitled to receive notice of the Special Meeting and to vote the shares of Common Stock that they held on that date at the Special Meeting, or any postponement or adjournment of the Special Meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon. As of the Record Date, we had [•] shares of Common Stock outstanding. The Series A Preferred Stock has no voting rights on the proposals, and our outstanding warrants do not carry voting rights.

Who can attend the Special Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Attendance will be solely virtual. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/PFSA2026SM2 using the instructions provided on the proxy card or any accompanying materials.

How do I attend and vote shares at the Special Meeting?

As a registered stockholder, you will receive a proxy card from Broadridge Financial Solutions (“Broadridge”). The proxy card contains instructions on how to attend the virtual Special Meeting, including the URL address, along with your sixteen-digit control number. You will need your sixteen-digit control number for access. If you do not have your control number, contact Andrew Dewar at the phone number or e-mail address below. Andrew Dewar’s contact information for our Special Meeting is as follows: call 1-(631)-257-4187, or email andrew.dewar@broadridge.com. The meeting website will be available for access 15 minutes prior to the start of the Special Meeting. Beneficial owners who own their shares through a bank or broker will need to contact their bank or broker to receive their sixteen-digit control number. If you plan to vote at the meeting, you will need a legal proxy from your bank or broker.

What constitutes a quorum?

The holders of at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of the Company’s capital stock entitled to vote at the Special Meeting, present by remote communication or represented by proxy, constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes, if any, will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

What vote is required to approve each proposal?

Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal One — Stock Issuance Proposal

Affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal

		Same effect as a vote “AGAINST”	No effect
Proposal Two — Reverse Stock Split Proposal	Votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal, in accordance with Section 242(d)(2) of the Delaware General Corporation Law (the “DGCL”)	No effect	No effect
Proposal Three — Adjournment Proposal

Affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal

		Same effect as a vote “AGAINST”	No effect

If my shares are held in “street name,” will my broker automatically vote them for me?

Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Stock Issuance Proposal will be considered non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares on that proposal without your instruction. We believe the Reverse Stock Split Proposal and the Adjournment Proposal will be considered discretionary matters. You should instruct your broker to vote your shares in accordance with the directions you provide.

What is a broker non-vote?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name.    If on the Record Date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.    If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

How do I vote?

If you are a stockholder of record, you may vote online at the Special Meeting or by submitting a proxy for the Special Meeting in any of the following ways:

•        By Internet before the meeting:    go to www.proxyvote.com and follow the instructions, using the sixteen-digit control number on your proxy card, until 11:59 p.m. Eastern Time on December 10, 2026;

•        By telephone:    call 1-800-690-6903 using any touch-tone telephone until 11:59 p.m. Eastern Time on December 10, 2026; or

•        By mail:    complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received before the Special Meeting.

If your shares are held in “street name,” you should follow the voting instructions provided by your broker, bank or other nominee. Whether or not you plan to attend the Special Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online if you have already voted by proxy.

What if I sign and return a proxy card but do not indicate how to vote?

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in accordance with the recommendations of the Board: “FOR” the Stock Issuance Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by (i) submitting a new proxy with a later date by Internet, telephone or mail, (ii) delivering a written notice of revocation to our Corporate Secretary at 626 Bancroft Way, Suite A, Berkeley, California 94710 prior to the Special Meeting, or (iii) attending the Special Meeting and voting online. Attendance at the Special Meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must follow the instructions provided by your broker, bank or other nominee to change your vote.

Do I have appraisal or dissenters’ rights?

No. Under the DGCL, our stockholders are not entitled to appraisal or dissenters’ rights with respect to any of the proposals, and we will not independently provide our stockholders with any such rights.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this Proxy Statement or the enclosed proxy card, you should contact the Company at (925) 997-6925. You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this Proxy Statement include, among others, statements regarding the expected benefits of the Debt Reorganization (as defined below), the conversion of the Series A Preferred Stock, the anticipated effects of any Reverse Stock Split, our ability to regain and maintain compliance with the continued listing requirements of The Nasdaq Capital Market, and the proposed G3 Transaction (as defined below). All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

Important factors that could cause actual results to differ materially include, among others, the risks described under “Risk Factors Relating to the Proposals” in this Proxy Statement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held at 10:00 a.m. Eastern Time on December 11, 2026, as a completely virtual meeting at www.virtualshareholdermeeting.com/PFSA2026SM2. You will be able to register to attend, vote and examine the Stockholder List during the Special Meeting by visiting the meeting website and entering the sixteen-digit control number found on your proxy card. Beneficial owners who wish to vote during the Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker or other nominee that holds their shares.

Purpose of the Special Meeting

At the Special Meeting, stockholders will be asked to consider and vote upon the Stock Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal. The Board does not intend to present any other matters at the Special Meeting. Under our Amended and Restated Bylaws (the “Bylaws”), the only business that may be conducted at a special meeting of stockholders is the business brought before the meeting pursuant to the Company’s notice of meeting.

Record Date; Voting Power

The Board has fixed the close of business on November 20, 2026 as the Record Date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. You will have one vote per proposal for each share of Common Stock you owned on the Record Date. At the close of business on the Record Date, there were [•] shares of Common Stock outstanding and entitled to vote. Shares of Series A Preferred Stock are non-voting and are not entitled to vote on any of the proposals. The Company’s warrants do not carry voting rights.

Quorum

The presence at the Special Meeting, by remote communication or by proxy, of the holders of at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of the Company’s capital stock entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether a quorum is present.

Required Votes; Abstentions and Broker Non-Votes

Stock Issuance Proposal.    Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Reverse Stock Split Proposal.    In accordance with Section 242(d)(2) of the DGCL, approval of the Reverse Stock Split Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

Adjournment Proposal.    Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

The approval of each proposal is not conditioned on the approval of any other proposal.

Voting by Directors and Executive Officers

As of the Record Date, our directors and executive officers and their affiliates beneficially owned and were entitled to vote [90,637] shares of Common Stock, representing approximately [15.0]% of the shares of Common Stock outstanding on that date. Pursuant to the Exchange Agreements, the Company has agreed to use its best efforts to cause its officers and directors who hold shares of Common Stock to be present, in person or by proxy, at the Special Meeting for quorum purposes and to vote their shares in accordance with the Board’s recommendation. We currently expect that our directors and executive officers will vote their shares “FOR” each of the proposals.

Proxies; Revocation

If you grant a proxy, you may still revoke your proxy and vote your shares online at the Special Meeting if you are a holder of record of the Company’s Common Stock, as described under “Questions and Answers About the Special Meeting and the Proposals — Can I change my vote or revoke my proxy?” All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If no instructions are specified, the shares will be voted in accordance with the Board’s recommendations.

Solicitation of Proxies

Your proxy is being solicited by the Board on behalf of the Company. The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone, by e-mail or by other electronic means. These individuals will not receive any additional compensation for such solicitation activities.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners, and the Company will reimburse such persons for their reasonable costs of forwarding the solicitation materials.

Adjournments and Postponements

The Special Meeting may be adjourned, whether or not a quorum is present, by the chairperson of the meeting or as otherwise permitted by the Bylaws, or by the stockholders if the Adjournment Proposal is approved. If the Special Meeting is adjourned, the Company is not required to give notice of the time and place of the adjourned meeting if the time and place (or the means of remote communication) are announced at the Special Meeting, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting.

Questions

You may contact the Company at (925) 997-6925 with any questions regarding the Special Meeting.

RISK FACTORS RELATING TO THE PROPOSALS

In addition to the other information contained in this Proxy Statement, stockholders should carefully consider the following risk factors, as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent filings with the SEC, in deciding how to vote on the proposals.

Risks Relating to the Stock Issuance Proposal

The issuance of Common Stock upon conversion of the Series A Preferred Stock will result in substantial dilution to our existing stockholders.

If the Stock Issuance Proposal is approved, the Series A Preferred Stock issued pursuant to the Transaction Agreements will become convertible into an aggregate of up to approximately 1,049,393 shares of Common Stock, which would represent approximately [•]% of the [•] shares of Common Stock outstanding as of the Record Date. Although the number of shares of Common Stock held by existing stockholders will not decrease, the shares held by existing stockholders will represent a substantially smaller percentage of our total outstanding shares after such conversion, and the economic and voting interests of our existing stockholders will be substantially diluted. See “Proposal One — Stock Issuance Proposal — Potential Dilution.”

Sales of substantial amounts of Common Stock issued upon conversion of the Series A Preferred Stock, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Under the Subscription Agreements, the Company has agreed to file one or more registration statements to register the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and holders of Common Stock issued in exchange for the Existing Notes may be able to resell such shares pursuant to Rule 144 under the Securities Act, including, in certain cases, with the benefit of a tacked holding period. The resale of a large number of shares of Common Stock in the public market, or the perception that such resales may occur, could cause the market price of our Common Stock to decline significantly and could impair our ability to raise capital through the sale of equity securities.

If the Stock Issuance Proposal is not approved, the Company will be required to call additional stockholder meetings, may face cash redemption obligations and may be unable to realize the intended benefits of the Debt Reorganization.

If our stockholders do not approve the Stock Issuance Proposal, the Series A Preferred Stock will remain outstanding and will not be convertible into Common Stock. Under the Exchange Agreements, the Company is required to cause an additional stockholder meeting to be held every ninety (90) days until stockholder approval is obtained, which would result in significant additional expense and diversion of management’s attention. In addition, if the stockholder approval has not been obtained by the date that is eighteen (18) months after issuance and the Company is unable or otherwise fails to deliver shares of Common Stock upon conversion, holders may elect to require the Company to redeem their shares of Series A Preferred Stock for cash at a price per share equal to the then-fair market value of the Common Stock issuable upon conversion. We do not currently have sufficient cash to satisfy any such redemption obligations in full. Under certain of the Subscription Agreements, the release of the service provider’s claim with respect to the underlying fees is tied to receipt of stockholder approval and the automatic conversion of the Series A Preferred Stock, and such service providers may assert claims against the Company if stockholder approval is not obtained.

The Transaction Agreements contain covenants that restrict our operations until the Series A Preferred Stock is converted.

Until all of the Series A Preferred Stock issued under the Exchange Agreements has been converted, the Company may not, without the prior written consent of the holders of a majority of the then-outstanding Series A Preferred Stock, among other things, declare or pay cash dividends on our Common Stock, make any fundamental change in the nature of our business, enter into certain affiliate transactions, redeem any equity securities, issue securities that rank senior to or on parity with the Series A Preferred Stock, or file any certificate of designation for any other series of preferred stock. These covenants could limit our flexibility in pursuing financing or strategic transactions. In addition, while any Series A Preferred Stock is outstanding, certain actions, including certain fundamental transactions prior to stockholder approval, require the approval of the holders of a majority of the outstanding Series A Preferred Stock.

Conversion of the Series A Preferred Stock may result in one or more holders acquiring a significant ownership position in the Company.

Each holder’s right to convert is subject to a beneficial ownership limitation, initially set at 4.9%, 4.99% or 9.9%, depending on the applicable agreement and the holder’s election, which may be increased by the holder on 61 days’ prior written notice to a maximum of 9.99% or 19.99%, depending on the applicable agreement. Following conversion, holders of the Common Stock issued upon conversion, if acting together, could have a significant influence over matters submitted to our stockholders.

Risks Relating to the Reverse Stock Split Proposal

A Reverse Stock Split may not increase the price of our Common Stock over the long term or enable us to maintain compliance with Nasdaq listing requirements.

The effect of a Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the results of reverse stock splits by companies in similar circumstances have varied. We have effected three reverse stock splits during 2026 — a 1-for-75 reverse stock split on February 9, 2026, a 1-for-25 reverse stock split on July 7, 2026 and the 1-for-4 August Reverse Stock Split on August 17, 2026. There can be no assurance that the market price per share of our Common Stock after a Reverse Stock Split will rise in proportion to the reduction in the number of shares outstanding, or that any increase will be sustained. Under Nasdaq rules adopted in January 2025, if the Company falls out of compliance with the bid price requirement within one year of completing a reverse stock split, we would not be afforded a 180-day compliance period and would instead be subject to delisting, subject to our right to request a hearing. In addition, under Nasdaq rules, a company that has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one is not eligible for a compliance period.

A Reverse Stock Split may decrease the liquidity of our Common Stock, result in odd lots, and lead to a decrease in our overall market capitalization.

A Reverse Stock Split will reduce the number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers, and will increase the number of stockholders who own “odd lots” of fewer than 100 shares, which may be more difficult to sell or require greater transaction costs per share. A Reverse Stock Split may also be viewed negatively by the market and could lead to a decrease in our overall market capitalization. A Reverse Stock Split may also result in fewer public holders of our Common Stock, which could affect our compliance with Nasdaq’s minimum public holders and publicly held shares requirements. As described in our prior filings, the Company inadvertently fell below the minimum publicly held shares requirement of Nasdaq Listing Rule 5550(a)(4) upon implementation of the August Reverse Stock Split.

A Reverse Stock Split will effectively increase the number of authorized shares of Common Stock available for issuance, which could result in further dilution.

Because a Reverse Stock Split will not reduce the number of authorized shares of Common Stock, it will increase the number of authorized but unissued shares available for future issuance. Future issuances of Common Stock, including upon conversion of the Series A Preferred Stock or in connection with the G3 Transaction or future financings, could result in significant dilution to our existing stockholders.

PROPOSAL ONE: STOCK ISSUANCE PROPOSAL

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock representing more than 19.99% of the shares of Common Stock outstanding upon conversion of the shares of Series A Preferred Stock issued or issuable pursuant to the Exchange Agreements and the Subscription Agreements entered into in connection with the Debt Reorganization (as defined below). The Board approved the Debt Reorganization, the forms of Exchange Agreement and Subscription Agreement and the issuance of Series A Preferred Stock in connection therewith by unanimous written consent dated August 28, 2026.

Background of the Debt Reorganization

Nasdaq Continued Listing Requirements.    The Company has received notices from The Nasdaq Stock Market LLC (“Nasdaq”) regarding its failure to comply with certain continued listing requirements, including the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1), and has been working to regain compliance with such requirements. The Debt Reorganization is intended, among other things, to reduce the Company’s outstanding indebtedness and accrued liabilities and increase its stockholders’ equity.

The Option Agreement and the Series A Preferred Stock.    On July 31, 2026, the Company entered into an Option Agreement (as amended, the “Option Agreement”) with CentralLarkfieldKarin NA LLC, Venkata Boyapalli, a privately held trust, G3 Vision Labs Inc., Med Screen Laboratories Inc., Dominion Diagnostics LLC and Acutis Diagnostics Inc., relating to a proposed business combination (the “G3 Transaction”). In connection with the Option Agreement and the G3 Transaction, on July 31, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”), authorizing 130,000 shares of Series A Preferred Stock.

The Debt Reorganization.    In connection with the Option Agreement and the Company’s efforts to regain compliance with Nasdaq’s continued listing requirements, the Company undertook a debt reorganization (the “Debt Reorganization”) consisting of:

•        the exchange by holders of outstanding promissory notes and convertible notes of the Company (the “Existing Notes”) of such notes for shares of Series A Preferred Stock pursuant to the Exchange Agreements; and

•        the subscription by certain service providers owed fees by the Company, including former underwriters and advisors in connection with the Company’s initial public offering (the “IPO”) and the Company’s business combination with NorthView Acquisition Corporation (the “Business Combination”), for shares of Series A Preferred Stock in satisfaction of amounts owed to them pursuant to the Subscription Agreements.

The Board considered, among other things, the Company’s limited cash resources, the Company’s obligations under the Existing Notes and to the service providers, the importance of reducing liabilities and increasing stockholders’ equity to the Company’s ability to maintain its Nasdaq listing, the terms of the Series A Preferred Stock and the dilution that would result from the conversion of the Series A Preferred Stock, and determined that the Debt Reorganization and the transactions contemplated thereby are in the best interests of the Company and its stockholders.

The Exchange Agreements

On August 12, 2026, the Company entered into Exchange Agreements with four holders of the Existing Notes (the “Noteholders”). The material terms of the Exchange Agreements are summarized below:

•        Exchange.    At the closing, the Existing Notes were exchanged for shares of Series A Preferred Stock at a rate of one share of Series A Preferred Stock for every $1,000 in aggregate principal amount of, and accrued and unpaid interest on, the Existing Notes (with fractional shares issued for amounts not in $1,000 increments). The exchange rate is based on a deal price of $1.07 per common share equivalent

(approximately 0.934579 shares of Series A Preferred Stock per $1,000 of principal and accrued interest), which, after giving effect to the August Reverse Stock Split, corresponds to a deal price of $4.28 per common share equivalent.

•        Aggregate Amount.    The Existing Notes held by the Noteholders have an aggregate principal amount and accrued interest of approximately $9,906,268, to be exchanged for an aggregate of up to approximately 9,044 shares of Series A Preferred Stock.

•        Automatic Conversion.    Effective on the later of (a) the third business day following delivery of the Series A Preferred Stock and (b) the first date on which conversion of the Series A Preferred Stock is permitted under the Certificate of Designation (i.e., following receipt of stockholder approval), each share of Series A Preferred Stock held by a Noteholder will automatically convert into shares of Common Stock at the Conversion Ratio, subject to the Beneficial Ownership Limitation. Any shares not converted as a result of the Beneficial Ownership Limitation will remain outstanding until converted in accordance with the Certificate of Designation.

•        Stockholder Approval Covenant.    The Company agreed to use its best efforts to obtain stockholder approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock, including by causing the Board to recommend that stockholders approve such issuance and causing its officers and directors who hold Common Stock to be present at the meeting for quorum purposes and to vote in accordance with the Board’s recommendation. If stockholder approval is not obtained by the applicable deadline, the Company must cause an additional stockholder meeting to be held every ninety (90) days thereafter until such approval is obtained.

•        Reservation and Listing.    The Company agreed to reserve from its authorized and unissued Common Stock the maximum number of shares issuable upon conversion of the outstanding Series A Preferred Stock (ignoring conversion limitations) and, if such reserve is insufficient, to use reasonable efforts to amend its Certificate of Incorporation to increase its authorized shares within 60 days. The Company also agreed to file an additional shares listing application with Nasdaq covering such shares.

•        Covenants.    Until all of the Series A Preferred Stock has been converted, the Company may not, without the consent of the holders of a majority of the outstanding Series A Preferred Stock, among other things, pay cash dividends, make any fundamental change in the nature of its business, enter into certain affiliate transactions, redeem equity securities, issue securities ranking senior to or on parity with the Series A Preferred Stock, or file any other certificate of designation.

•        Public Information.    If the Company fails to satisfy the current public information requirements of Rule 144, the Company must pay each Noteholder liquidated damages in cash equal to 2.0% of the aggregate stated value of such Noteholder’s Series A Preferred Stock on the tenth day following such failure and on every thirtieth day thereafter until cured.

•        Securities Law Matters.    The Series A Preferred Stock was issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, and the Exchange Agreements provide that the holding period of the Series A Preferred Stock may be tacked to the holding period of the Existing Notes for purposes of Rule 144.

•        Other Terms.    The Exchange Agreements contain customary representations, warranties and indemnification obligations, and are governed by Delaware law.

The Subscription Agreements

Between August 11, 2026 and August 26, 2026, the Company entered into Subscription Agreements with certain service providers pursuant to which such service providers subscribed for shares of Series A Preferred Stock in full satisfaction of deferred underwriting compensation, deferred compensation or stock success fees owed to them by the Company in connection with the IPO and the Business Combination. Under each Subscription Agreement, the number of shares of Series A Preferred Stock issued was determined by dividing the dollar amount owed by $1,070 per share. No cash was paid to the Company in connection with the Subscription Agreements. The following table summarizes the Subscription Agreements:

Subscriber	Nature of Obligation Settled	Amount Settled	Shares of Series A Preferred Stock	Common Stock Issuable on Conversion
H.C. Wainwright & Co., LLC	Deferred compensation	$1,000,000	934.579	233,645
Dawson James Securities, Inc.	Deferred underwriting compensation	$200,000	186.915	46,729
I-Bankers Securities, Inc.	Deferred underwriting compensation	$366,000	342.056	85,514
Finalis Securities, LLC	Stock success fee	$8,125	7.593	1,898
Lacarya Scott	Stock success fee	$1,458,641	1,363.215	340,804
Romy Seth	Stock success fee	$1,458,641	1,363.215	340,804
Total		$4,491,407	4,197.573	1,049,393

The material terms of the Subscription Agreements are summarized below:

•        Full Satisfaction.    Upon issuance of the Series A Preferred Stock, the Company’s obligation to pay the applicable amount in cash is satisfied and discharged, and the subscriber releases the Company from claims related to such amount. Under the H.C. Wainwright Subscription Agreement, the subscriber’s agreement that it has no further claim against the Company becomes effective upon the receipt of stockholder approval and the automatic conversion of the Series A Preferred Stock.

•        Registration Rights.    The Company agreed to use its reasonable best efforts to file a registration statement on Form S-3 (or other available form) registering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Under the Dawson James Subscription Agreement, the Company agreed to file such registration statement within 75 days following the closing of the exercise of the call option under the Option Agreement and to use its reasonable best efforts to cause it to become effective within 90 days following such filing deadline.

•        Beneficial Ownership Limitation.    Each subscriber elected a Beneficial Ownership Limitation (generally 4.9%, 4.99% or 9.9%), which may be increased upon 61 days’ prior written notice to the Company, subject to a maximum of 9.99% or 19.99%, depending on the agreement.

•        Securities Law Matters.    The Series A Preferred Stock was issued in a private placement exempt from registration under the Securities Act. Each subscriber represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

•        Governing Law.    The Subscription Agreements are governed by New York law or Delaware law, as specified in each agreement.

Terms of the Series A Preferred Stock

The following is a summary of the material terms of the Series A Preferred Stock as set forth in the Certificate of Designation. This summary is qualified in its entirety by reference to the Certificate of Designation, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on July 31, 2026.

•        Authorized Shares.    130,000 shares of Series A Preferred Stock are authorized.

•        Conversion.    Each share of Series A Preferred Stock is convertible into 250 shares of Common Stock (the “Conversion Ratio”) after giving effect to the August Reverse Stock Split; 1,000 shares prior to the August Reverse Stock Split. No conversion may occur prior to stockholder approval. Effective as of 5:00 p.m. Eastern Time on the third business day after stockholder approval, each outstanding share of Series A Preferred Stock will automatically convert into Common Stock at the Conversion Ratio, subject to the Beneficial Ownership Limitation. Following stockholder approval, holders may also elect to convert at any time.

•        Beneficial Ownership Limitation.    No conversion may be effected to the extent that, after giving effect to the conversion, the holder (together with its affiliates and attribution parties) would beneficially own more than the applicable Beneficial Ownership Limitation.

•        Voting Rights.    Except as required by the DGCL or as set forth in the Certificate of Designation, the Series A Preferred Stock has no voting rights. However, the approval of the holders of a majority of the outstanding Series A Preferred Stock is required to, among other things, alter the rights of the Series A Preferred Stock, issue additional Series A Preferred Stock, consummate certain fundamental or change of control transactions prior to stockholder approval, authorize or issue senior securities prior to stockholder approval, or amend the Option Agreement in a manner that would delay stockholder approval or the automatic conversion.

•        Dividends.    Holders are entitled to dividends on an as-converted basis, equal to and in the same form as dividends (other than dividends payable in Common Stock) actually paid on the Common Stock.

•        Liquidation.    The Series A Preferred Stock ranks senior to the Common Stock solely to the extent of a liquidation amount of $0.0001 per share (plus declared but unpaid dividends) and otherwise on parity with the Common Stock on an as-converted basis.

•        Redemption.    The Series A Preferred Stock is not redeemable, except that if stockholder approval has not been obtained by the date that is eighteen (18) months after issuance and the Company is unable or otherwise fails to deliver shares of Common Stock upon conversion, the holder may elect to have the Company redeem its shares for cash at a price per share equal to the then-fair market value of the Common Stock issuable upon conversion.

•        Adjustments.    The Conversion Ratio is subject to equitable adjustment for stock dividends, stock splits, combinations, reclassifications and similar events, including any Reverse Stock Split effected pursuant to Proposal Two.

•        Fundamental Transactions.    Upon a fundamental transaction, holders will be entitled to receive, upon conversion, the same kind and amount of consideration they would have received had they converted immediately prior to such transaction.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

The Series A Preferred Stock issued pursuant to the Transaction Agreements is convertible into an aggregate of up to approximately 1,482,323 shares of Common Stock, representing approximately [•]% of the [•] shares of Common Stock outstanding immediately prior to the execution of the Transaction Agreements. In addition, the Certificate of Designation and the Transaction Agreements condition conversion of the Series A Preferred Stock on receipt of stockholder approval in accordance with the Nasdaq Listing Rules. Accordingly, we are seeking stockholder approval of the issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued pursuant to the Transaction Agreements in excess of 19.99% of our outstanding Common Stock.

Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d). We are not seeking stockholder approval to authorize our entry into the Transaction Agreements, as the Transaction Agreements have already been executed and the Series A Preferred Stock has been issued.

Effect on Current Stockholders if the Stock Issuance Proposal Is Approved

If our stockholders approve the Stock Issuance Proposal, the Series A Preferred Stock issued pursuant to the Transaction Agreements will automatically convert into shares of Common Stock, subject to the Beneficial Ownership Limitation, and the Company expects to complete the Debt Reorganization without the use of cash. The shares of Common Stock issued upon conversion will have the same rights and privileges as our currently outstanding shares of Common Stock. Although the number of shares of Common Stock owned by our existing stockholders will not decrease, the shares owned by our existing stockholders will represent a substantially smaller percentage of our total outstanding shares, and the economic and voting interests of our existing stockholders will be substantially diluted.

Potential Dilution

The following table illustrates the potential dilutive effect of the conversion of the Series A Preferred Stock issued pursuant to the Transaction Agreements, based on [•] shares of Common Stock outstanding as of the Record Date and assuming a Conversion Ratio of 250 shares of Common Stock per share of Series A Preferred Stock, without giving effect to the Beneficial Ownership Limitation, any Reverse Stock Split or any other issuances of Common Stock.

	Shares of Series A Preferred Stock	Shares of Common Stock Issuable Upon Conversion
Exchange Agreements	9,044	2,261,000
Subscription Agreements	4,197.573	1,049,393
Total	13,241.573	3,310,393
Shares of Common Stock outstanding as of the Record Date		[•]
Shares issuable upon conversion as a percentage of shares outstanding as of the Record Date		[•]	%
Percentage of outstanding Common Stock held by former Series A Preferred Stock holders after full conversion		[•]	%

Effect on Current Stockholders if the Stock Issuance Proposal Is Not Approved

If our stockholders do not approve the Stock Issuance Proposal, the Series A Preferred Stock issued pursuant to the Transaction Agreements will not be convertible into Common Stock and will remain outstanding, and the Company will continue to be subject to the restrictive covenants in the Exchange Agreements. The Company will be required to hold an additional stockholder meeting every ninety (90) days until stockholder approval is obtained, which will result in significant additional costs, and holders may have the right to require the Company to redeem their Series A Preferred Stock for cash if stockholder approval is not obtained within eighteen (18) months after issuance, as described above. The failure to obtain stockholder approval could also adversely affect our ability to regain and maintain compliance with Nasdaq’s continued listing requirements and our ability to complete the G3 Transaction.

Interests of Certain Persons in the Stock Issuance Proposal

None of our directors or executive officers is a party to any Transaction Agreement or holds any Existing Notes or Series A Preferred Stock.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal or dissenters’ rights with respect to the Stock Issuance Proposal, and we will not independently provide our stockholders with any such rights.

Additional Information

The foregoing summaries of the Exchange Agreements, the Subscription Agreements and the Certificate of Designation are qualified in their entirety by reference to the full text of such documents, copies or forms of which were filed as exhibits to our Current Reports on Form 8-K filed with the SEC on August 21, 2026 and our Quarterly Report on Form 10-Q filed with the SEC on November [•], 2026. Stockholders are encouraged to read these documents in their entirety.

Vote Required for Approval

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Stock Issuance Proposal. Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

PROPOSAL TWO: REVERSE STOCK SPLIT PROPOSAL

General

Our Certificate of Incorporation currently authorizes the Company to issue a total of 601,000,000 shares of capital stock, consisting of 600,000,000 shares of Common Stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share. On November 6, 2026, subject to stockholder approval, our Board approved an amendment to the Certificate of Incorporation to, at the discretion of our Board, effect one or more Reverse Stock Splits of our Common Stock, including any shares held by the Company as treasury shares, at any time and from time to time prior to or on December 11, 2028, at a ratio in the Range of 1-for-2 to 1-for-200, provided that the aggregate of all Reverse Stock Splits effected pursuant to this authority will not exceed a ratio of 1-for-200, with the exact ratio and timing of each Reverse Stock Split to be determined by our Board (or any of its delegated authorized persons) at its or their discretion without further approval or authorization of our stockholders.

At the special meeting of stockholders held on September 18, 2026, our stockholders approved a proposal authorizing the Board to effect one or more reverse stock splits at a ratio of 1-for-2 to 1-for-12. As of the date of this Proxy Statement, the Board has not effected any reverse stock split pursuant to such authority. If the Reverse Stock Split Proposal is approved, the authority granted under this proposal will be in addition to such prior authority.

The primary goal of a Reverse Stock Split is to enable us to regain and maintain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as well as to increase the trading price of our Common Stock to enhance the overall liquidity of the Common Stock by facilitating future financings and attracting new investors. We believe that the Range provides us with the most flexibility to achieve the desired results of a Reverse Stock Split, particularly in light of the substantial number of shares of Common Stock that will be issued upon conversion of the Series A Preferred Stock if the Stock Issuance Proposal is approved.

A Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. A Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect. If the Reverse Stock Split Proposal is approved and a Reverse Stock Split is effected, every 2 to 200 shares of our outstanding Common Stock held by each stockholder would be combined and reclassified into one share of Common Stock, with the exact ratio to be determined by the Board. A Reverse Stock Split, if effected, will not change the number of authorized shares of our Common Stock or preferred stock, or the par value of our Common Stock or preferred stock.

Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board (or any of its delegated authorized persons) will have the sole authority to abandon any Reverse Stock Split and not amend our Certificate of Incorporation if it determines at any time prior to December 11, 2028 that not consummating a Reverse Stock Split would be in the best interests of the Company and its stockholders.

The text of the form of amendment to our Certificate of Incorporation to effect a Reverse Stock Split is included as Appendix A to this Proxy Statement (the “Reverse Stock Split Certificate of Incorporation Amendment”). If the Reverse Stock Split Proposal is approved, we will have the authority to file one or more Reverse Stock Split Certificate of Incorporation Amendments with the Secretary of State of the State of Delaware, each of which will become effective upon its filing or at the effective time set forth therein. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

Continued Listing Compliance.    The Company has been subject to a series of Nasdaq deficiency notices since September 2025, including with respect to the minimum bid price requirement, the market value of listed securities requirement, the market value of publicly held shares requirement and the stockholders’ equity requirement, and transferred its listing from The Nasdaq Global Market to The Nasdaq Capital Market on May 15, 2026 pursuant to a decision of a Nasdaq Hearings Panel (the “Panel”). To regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), the Company effected a 1-for-75 reverse stock split on February 9, 2026, a 1-for-25 reverse stock split on July 7, 2026 and the 1-for-4 August Reverse Stock Split on August 17, 2026. On September 9, 2026, the Company received notice from the Nasdaq Listing Qualifications Staff that it had regained compliance with the Bid Price Requirement. However, there can be no assurance that the Company will be able to maintain compliance with these requirements.

Anticipated Increase in Outstanding Shares.    If the Stock Issuance Proposal is approved, the number of shares of Common Stock outstanding is expected to increase substantially upon conversion of the Series A Preferred Stock, and the market price per share of our Common Stock may decline as a result. The Board believes that having the authority to effect one or more Reverse Stock Splits will enable the Company to respond to such developments and maintain a per share price that satisfies the Bid Price Requirement.

Facilitate Future Financing.    If we remain listed on Nasdaq, we may be able to obtain Form S-3 shelf eligibility, which would increase our access to the capital markets and other financing opportunities. If we remain a Nasdaq-listed company, we may also continue to utilize our equity line of credit, which has been important to our ability to obtain sufficient working capital to finance our ongoing operations. Once a company has been delisted, its stock can trade in the over-the-counter market, but such companies typically have significantly fewer opportunities to attract financing partners and less leverage to negotiate financing terms.

Reinforce Market Stability and Attract More Investors.    We believe that many institutional investors are discouraged or prevented from investing in stocks with a price below a certain threshold, and that a higher per share price may increase the marketability, trading volume and liquidity of our Common Stock. Because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low per share price may also result in stockholders paying transaction costs representing a higher percentage of their total share value.

What Will Happen If the Reverse Stock Split Proposal Is Not Approved?

If we do not obtain approval of the Reverse Stock Split Proposal, and we are not otherwise able to maintain a closing bid price of at least $1.00 per share, our Common Stock may be delisted from Nasdaq. If we are delisted, it would impede the liquidity of our Common Stock and limit our ability to carry out our business plan, which could adversely affect our financial performance, growth and ability to continue our operations. In addition, delisting could constitute a breach of, or trigger rights under, certain of our agreements, including the Transaction Agreements. We may consider strategic alternatives to strengthen our liquidity position, but, due to our current financial condition and limited working capital, a number of these alternatives may not be feasible, and there can be no assurance that any of them will be available on acceptable terms, or at all.

Effects of the Reverse Stock Split

Effects on Issued and Outstanding Shares.    If a Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by the selected ratio. Each of our stockholders will own fewer shares of Common Stock as a result. However, a Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares, which will be treated as described below. Common Stock issued pursuant to a Reverse Stock Split will remain fully paid and non-assessable, and the par value per share will remain $0.0001.

As of the close of business on the Record Date, [•] shares of our Common Stock were outstanding. For purposes of illustration only, the following table sets forth the approximate number of shares of Common Stock that would be outstanding after Reverse Stock Splits at certain ratios within the Range (without giving effect to the treatment of fractional shares or the conversion of the Series A Preferred Stock):

Reverse Stock Split Ratio	Approximate Shares of Common Stock Outstanding
None	[•]
1-for-2	[•]
1-for-10	[•]
1-for-50	[•]
1-for-100	[•]
1-for-200	[•]

Treatment of Fractional Shares.    No fractional shares will be issued in connection with a Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive fractional shares will instead be entitled to have such fractional shares rounded up to the nearest whole share.

Effects on the Series A Preferred Stock.    Pursuant to the Certificate of Designation, the Conversion Ratio of the Series A Preferred Stock will be proportionately adjusted to reflect any Reverse Stock Split, such that the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be reduced in proportion to the Reverse Stock Split ratio.

Effects on Outstanding Warrants.    A Reverse Stock Split would result in a proportionate reduction in the number of shares of Common Stock issuable upon exercise of our outstanding warrants and a proportionate increase in the exercise price of such warrants, in each case in accordance with the terms of the applicable warrant agreements. Any fractional shares resulting from such adjustments will be treated in accordance with the terms of the applicable warrant agreement.

Effects on Outstanding Equity Awards and Plans.    Pursuant to the terms of the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), the number of shares of Common Stock reserved for issuance under the 2025 Plan, the number of shares subject to outstanding awards and the exercise prices of outstanding options will be proportionately adjusted by the Board in the event of a Reverse Stock Split, with any remaining fraction of a share rounded down. As of the Record Date, [•] shares of Common Stock were reserved for issuance under the 2025 Plan.

Effects on Voting Rights.    Proportionate voting rights and other rights of the holders of Common Stock will not be affected by a Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects on Regulatory Matters.    We are subject to the periodic reporting and other requirements of the Exchange Act. A Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects on Authorized Share Capital and Shares Available for Future Issuance.    The total number of shares of capital stock that we are authorized to issue will not be affected by a Reverse Stock Split and will remain at 601,000,000 shares, consisting of 600,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. Because the number of authorized shares will not be reduced, a Reverse Stock Split will effectively increase the number of authorized but unissued shares of Common Stock available for future issuance. The Board may from time to time deem it to be in the best interests of the Company to issue additional shares of Common Stock, including in connection with the G3 Transaction or future financings. If the Board authorizes the issuance of additional shares following a Reverse Stock Split, the dilution to our existing stockholders may be greater than would have occurred had the Reverse Stock Split not been effected.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of the Range is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time a Reverse Stock Split would be implemented. The Reverse Stock Split ratio to be selected by the Board will not exceed 1-for-200 in the aggregate. The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our Common Stock on Nasdaq;

•        the expectation that a share price above a certain threshold may be seen as a more attractive investment by potential investors;

•        the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•        the number of shares of Common Stock outstanding, including after the conversion of the Series A Preferred Stock;

•        the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•        the effect on the number of holders of our Common Stock and on our publicly held shares for purposes of Nasdaq’s continued listing requirements;

•        prevailing market conditions and general economic conditions in our industry; and

•        our market capitalization before and after the Reverse Stock Split.

We will make a public announcement regarding the actual Reverse Stock Split ratio once the ratio has been determined and the Board has determined to effect a Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split; Effective Time

If the Reverse Stock Split Proposal is approved by our stockholders, one or more Reverse Stock Splits may be effected at any time and from time to time prior to or on December 11, 2028, at such time or times as the Board (or any of its delegated authorized persons) determines, by the filing of a Reverse Stock Split Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware. Each Reverse Stock Split will become effective at the time specified in the applicable amendment (the “Effective Time”). The Board may abandon any Reverse Stock Split without further action by our stockholders if it determines that not consummating the Reverse Stock Split would be in the best interests of the Company and its stockholders.

Book-Entry Shares and Certificated Shares

As of the Effective Time, each certificate and book-entry position representing pre-split shares will be deemed for all corporate purposes to evidence ownership of the post-split shares. Our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates, if any. Stockholders holding shares in book-entry form or through a bank, broker or other nominee do not need to take any action. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights; Regulatory Approvals

Under the DGCL, our stockholders are not entitled to appraisal or dissenters’ rights with respect to a Reverse Stock Split, and we will not independently provide our stockholders with any such rights. A Reverse Stock Split will not be consummated until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals in order to effect a Reverse Stock Split, other than the filing of the Reverse Stock Split Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware. We will also be required to provide notice to Nasdaq in advance of the market effective date of any Reverse Stock Split in accordance with the Nasdaq Listing Rules.

Accounting Treatment of the Reverse Stock Split

If a Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced in proportion to the Reverse Stock Split ratio, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of a Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of a Reverse Stock Split to holders of our Common Stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. We have not sought and will not seek an opinion of counsel or any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. This summary addresses only holders that hold their stock as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences that may be relevant to holders subject to special tax rules, such as banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders that elect mark-to-market accounting, persons holding shares as part of a straddle, hedge, conversion or other integrated transaction, persons who acquired their shares as compensation, U.S. expatriates and former long-term residents of the United States, partnerships or other pass-through entities and their partners or members, or U.S. holders that have a functional currency other than the U.S. dollar. This summary does not address consequences arising under state, local or foreign tax laws, U.S. federal estate or gift tax laws, the alternative minimum tax or the Medicare tax on net investment income, and does not address the tax consequences of any transaction other than a Reverse Stock Split, including the conversion of the Series A Preferred Stock.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that is subject to the primary supervision of a U.S. court and the control of one or more United States persons, or that has a valid election in effect to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our Common Stock, and partners in such partnerships, should consult their tax advisors.

U.S. Holders.    A Reverse Stock Split should constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. As a result, a U.S. holder generally should not recognize gain or loss upon a Reverse Stock Split, except with respect to cash received in lieu of a fractional share. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to a Reverse Stock Split should equal the aggregate tax basis of the shares surrendered (excluding any portion of such basis allocated to any fractional share), and such U.S. holder’s holding period in the shares received should include the holding period in the shares surrendered. A U.S. holder that receives cash in lieu of a fractional share generally should be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having received the cash in redemption of the fractional share. Such a U.S. holder generally should recognize capital gain or loss equal to the difference between the cash received and the U.S. holder’s tax basis allocable to such fractional share, which will be long-term capital gain or loss if the holder’s holding period exceeds one year as of the effective date of the Reverse Stock Split. U.S. holders of shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of tax basis and holding period.

Non-U.S. Holders.    Generally, a non-U.S. holder would not recognize any gain or loss upon a Reverse Stock Split, except with respect to cash received in lieu of a fractional share. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized with respect to cash received in lieu of a fractional share unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or a lower applicable treaty rate); (ii) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or a lower applicable treaty rate) on such gain, which may be offset by certain U.S.-source capital losses; or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes under Section 897 of the Code at any time within the shorter of the five-year period ending on the effective date of the Reverse Stock Split or the non-U.S. holder’s holding period, and certain other conditions are met.

Information Reporting and Backup Withholding.    A U.S. holder may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares unless the holder is exempt or provides its correct taxpayer identification number (generally on IRS Form W-9) and otherwise complies with the backup withholding rules. A non-U.S. holder generally may avoid information reporting and backup withholding by certifying its non-U.S. status on an applicable IRS Form W-8 or otherwise establishing an exemption. Backup withholding is not an additional tax, and any amounts withheld may be refunded or credited against a holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN THEIR PARTICULAR CIRCUMSTANCES.

Effect of Approval

Approval of the Reverse Stock Split Proposal will constitute approval of the Reverse Stock Split Certificate of Incorporation Amendment in substantially the form attached as Appendix A. However, a Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing a Reverse Stock Split Certificate of Incorporation Amendment is in the best interests of the Company and its stockholders. All stockholders are encouraged to read the form of amendment in its entirety.

Vote Required for Approval

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Reverse Stock Split Proposal. In accordance with Section 242(d)(2) of the DGCL, approval of the Reverse Stock Split Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL THREE: ADJOURNMENT PROPOSAL

General

If the Company fails to receive a sufficient number of votes to approve the Stock Issuance Proposal or the Reverse Stock Split Proposal at the Special Meeting, the Company may propose to adjourn the Special Meeting, one or more times, to a later date or dates for the purpose of soliciting additional proxies to approve any such proposal. The Adjournment Proposal will only be presented if there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal or the Reverse Stock Split Proposal. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the reconvened meeting.

Consequences if the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented and is not approved by our stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal or the Reverse Stock Split Proposal, except as otherwise permitted under the Bylaws.

Vote Required for Approval

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date, regarding the beneficial ownership of our Common Stock by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. The percentage of beneficial ownership is based on [•] shares of Common Stock issued and outstanding on the Record Date. Shares of Common Stock that may be acquired upon exercise or conversion of options, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of the Record Date are deemed beneficially owned by the holders of such securities and are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Because the Series A Preferred Stock is not convertible prior to stockholder approval of the Stock Issuance Proposal, shares of Common Stock issuable upon conversion of the Series A Preferred Stock are not included in the table below.

Unless otherwise indicated, the business address of each of the directors and executive officers in this table is 626 Bancroft Way, Suite A, Berkeley, California 94710. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Beneficial Ownership Table

Name of Beneficial Owner Executive Officers and Directors:	Shares	Percentage
Jack Stover	32,091	[•]	%
Fred Knechtel	54,470	[•]	%
Rajesh Asarpota	—	—
Lauren Chung	4	*
Peter O’Rourke	4,072	*
Liviu Goldenberg	—	—
All directors and executive officers as a group (six individuals)	90,637	[•]	%

____________

*        Indicates beneficial ownership of less than 1% of the outstanding Common Stock.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 626 Bancroft Way, Suite A, Berkeley, California 94710, in writing not later than January 23, 2027. For any proposal that a stockholder wishes to propose for consideration at the 2027 Annual Meeting but does not wish to include in the proxy materials for that meeting, our Bylaws require a notice of the proposal to be delivered by March 25, 2027. The notice must also comply with the content requirements for such notices set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, or if stockholders sharing an address would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at (925) 997-6925 or 626 Bancroft Way, Suite A, Berkeley, California 94710 to inform us of his or her request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this Proxy Statement, over the Internet at the SEC’s website at www.sec.gov. If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Special Meeting, you should contact the Company at:

PROFUSA, INC.
626 Bancroft Way, Suite A
Berkeley, CA 94710
Telephone: (925) 997-6925

If you are a stockholder of the Company and would like to request documents, please do so by December 4, 2026 in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first-class mail, or another equally prompt means.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. Under the Bylaws and the DGCL, the business transacted at the Special Meeting is limited to the purposes stated in the notice of the Special Meeting. If any other matter requiring a vote of the stockholders should properly come before the Special Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

/s/
Jack Stover
Chairman of the Board and Chief Executive Officer
November [•], 2026
Berkeley, California

APPENDIX A — FORM OF CERTIFICATE OF AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROFUSA, INC.

Profusa, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), for the purpose of amending its Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1.      Article [__] of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended by adding the following new paragraph at the end of such article:

“Reverse Stock Split. Upon the effectiveness of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation first inserting this paragraph (the “Reverse Split Effective Time”), each [___] ([__]) shares of Common Stock issued as of the Reverse Split Effective Time (including any shares of Common Stock held by the Corporation as treasury shares) shall automatically, and without action on the part of the Corporation or the stockholders, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, with the exact ratio within, and inclusive of, two (2) to two hundred (200) shares to be determined by the Board of Directors of the Corporation prior to the Reverse Split Effective Time and publicly announced by the Corporation (such combination of shares, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall instead be entitled to receive one whole share of Common Stock in lieu of such fractional shares, such that any fractional share shall be rounded up to the nearest whole share.

The Reverse Stock Split shall occur automatically, without any action by the holders of the shares of Common Stock and whether or not any certificates representing such shares have been surrendered to the Corporation, and each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock shall thereafter, automatically and without presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to the elimination of fractional interests as described above. Each book-entry position that immediately prior to the Reverse Split Effective Time represented issued shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares represented by such book-entry position have been combined, subject to the elimination of fractional interests as described above.

The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation, and adjustments to such securities or rights (including the treatment of any fractional shares resulting from such adjustments) shall be made in accordance with the terms of the applicable instruments and agreements governing such securities or rights, including, but not limited to, the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, the Corporation’s 2025 Equity Incentive Plan and applicable warrant agreements.”

2.      The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.      Prior to this Certificate of Amendment becoming effective, the Board of Directors of the Corporation determined that each [__] ([__]) issued shares of Common Stock be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock.

4.      This Certificate of Amendment shall become effective at [12:01 a.m.], Eastern Time, on [___].

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [__] day of [____], 20[__].

PROFUSA, INC.
By:
Name:	[Jack Stover]
Title:	[Chief Executive Officer]

[Note to Draft: A separate certificate of amendment will be filed for each Reverse Stock Split effected under this authority. The cumulative ratio of all such splits may not exceed 1-for-200.]

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APPENDIX B — FORM OF PROXY CARD

PROFUSA, INC. 626 BANCROFT WAY, SUITE A BERKELEY, CA 94710 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFSA2026SM2 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T05447-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PROFUSA, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Stock Issuance Proposal: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing more than 19.99% of the shares of Common Stock outstanding, upon conversion of shares of the Company’s Series A Non-Voting Convertible Preferred Stock issued or issuable pursuant to the Exchange Agreements and the Subscription Agreements entered into in connection with the Company’s debt reorganization, each as described in the accompanying Proxy Statement (the “Stock Issuance Proposal”); 2. Reverse Stock Split Proposal: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board of Directors, effect one or more reverse stock splits of the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at any time and from time to time prior to or on December 11, 2028, at a ratio in the range of 1-for-2 to 1-for-200, provided that the aggregate of all such splits will not exceed a ratio of 1-for-200, with the exact ratio and timing to be determined by the Board of Directors (or any of its delegated authorized persons) in its discretion without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”) (the form of which is included as Appendix A to the accompanying Proxy Statement); and 3. Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the foregoing proposals (the “Adjournment Proposal”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

B-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. T05448-TBD PROFUSA, INC. Special Meeting of Stockholders December 11, 2026 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jack Stover and Fred Knechtel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROFUSA, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, EDT on, December 11, 2026, virtually at www.virtualshareholdermeeting.com/PFSA2026SM2, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued to be signed on reverse side

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